                                                                  EXHIBIT 10(B)



                SEVERANCE, CONSULTING AND NON-COMPETE AGREEMENT



     This Agreement is made and entered into as of December 5, 1996 by and between DEAN FOODS COMPANY, a Delaware corporation (the "Company"), and THOMAS
L. ROSE ("Executive").

RECITALS:

      A. Executive has for many years served as an executive of the Company, he is presently serving as President of the Company, he will continue to hold this office position until his successor shall have been elected, and he will thereafter remain an employee of the Company until December 31, 1996 (the "Severance Date") and serve as Vice-Chairman for such period as the Board of Directors determines in its sole discretion.

      B. The Company desires to continue to make use of Executive's expertise after the Severance Date on a consulting basis and to prevent any competitive business from securing or utilizing the services of Executive to the extent and for the period hereinafter provided.

      C. Executive desires to continue working for the Company on the terms and conditions hereinafter set forth.


NOW THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

     1. Severance Benefits. The following severance benefits, which are required by law or contract, shall be provided to Executive:

             (a)  Five weeks of vacation compensation.

             (b)  Any benefits due under the Company's Management
                  Deferred Compensation Plan, 1989 Stock Awards Plan and any qualified retirement plan.

             (c) Executive has elected to receive a lump-sum retirement benefit payable on January 2, 1997, such benefit to be provided to Executive pursuant to the Company's Amended and Restated Supplemental Benefit Plan.

     In addition, the Company will provide the following special severance benefits to Executive:

             (d) Executive's fiscal 1997 incentive bonus, calculated in accordance with the Company's existing formula and based on
                  (i) a base pay amount equal to the wages earned by Executive through the Severance Date plus the consulting fees earned by Executive until the first to occur of May 25, 1997 or the end of the Consulting Term (as hereinafter defined) and
                  (ii) a personal performance rating of 80%. Such bonus shall be payable in August, 1997.

             (e) A severance payment, payable within 30 days after the first anniversary of the end of the Consulting Term, calculated in the manner set forth in clause (d) above, except that the base pay amount shall be $383,000.00 and provided that such bonus shall not be less than $197,000.00.

             (f) Company life, health and dental insurance benefits at employee contribution rates until October 13, 2001, or the date on which comparable employer-provided benefits are available to Executive.

             (g) Use of a Company-leased car comparable to the car currently used by Executive until December 31, 1998 in accordance with Company policies relating thereto from time to time in effect.

             (h) Payment of up to $6,000 per year for financial consulting services provided to Executive until April 15, 1999.

             (i)  Country club dues reimbursement until December
                  31, 1998 in accordance with Company policies relating thereto from time to time in effect.

             (j) A supplemental lump sum retirement benefit, payable on January 2, 1997, of $420,562, such benefit to be provided to Executive in excess of the benefit to be provided to him under the Company's Amended and Restated Supplemental Benefit Plan (described in Section 1(c) hereof).

             (k) A supplemental lump sum retirement benefit, payable in September, 1997, equal to 140% of the excess, if any, of the 1997 fiscal bonus calculated in the manner set forth in clause (d) above over $197,000.00.

             (l)  The Company's payment to Executive in fiscal
                  1998 of the final $55,500 installment of Executive's relocation allowance previously agreed upon by the parties.

     The Company also agrees to amend as of the date hereof all existing incentive stock option agreements between the Company and Executive pursuant to the terms of the Amendment to Incentive Stock Option Agreements set forth in Exhibit A hereto, and further agrees to amend as of the date hereof all existing Non-Qualified Stock Option Agreements between the Company and Executive to conform to the terms set forth in the form attached hereto as Exhibit B.

     2. Nature and Term of Consulting Services. The Company hereby agrees to engage Executive, and Executive hereby agrees to serve the Company, as a full-time consultant during the term (the "Consulting Term") commencing on the Severance Date and ending on the first to occur of (a) Executive's inability, including as a result of his death or disability, or his refusal in his sole discretion to serve as a full-time consultant of the Company as described herein or (b) such date as the Chief Executive Officer of the Company (the "CEO") shall determine in his sole discretion that the Executive's full-time consulting services are no longer required. During the Consulting Term, Executive shall devote his best efforts and his full business time and attention in rendering such services as reasonably requested by the CEO.

     3. Compensation Benefits.

             (a)  Consulting Fees. During the Consulting Term,
                  Executive shall be paid consulting fees in the amount of $31,917.00 per month. In the event that the Consulting Term ends after May 25, 1997, Executive shall be paid one or more additional consulting payments, payable within 30 days after the first to occur of the end of the Consulting Term or the end of each fiscal year after fiscal 1997, in an amount equal to 51.4% of the consulting fees earned by Executive during such fiscal year.

             (b)  Reasonable Expenses.  During the Consulting
                  Term, the Company will reimburse Executive for his reasonable expenses necessarily incurred in the performance of his assigned duties, subject to the Company's policies relating thereto from time to time in effect.

             (c) Performance Bonuses. Executive and the Company agree that, except as otherwise described herein, all existing benefits of Executive under any bonus or incentive compensation plan of the Company shall be terminated and the benefits described in this Agreement are substituted in lieu thereof.

      4.   No Competition; Confidentiality.

     In consideration of the payments to be made to Executive hereunder and the additional non-compete payment of $963,000, payable in 24 monthly installments of $32,000.00 during the two-year period (the "Non-Compete Period") commencing immediately after the end of the Consulting Term plus a final installment of $195,000.00, payable within 30 days after the Non-Compete Period, Executive agrees that:

             (a) During the Consulting Term, Executive will not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or in any other corporation or enterprise or otherwise, engage or be engaged in, or assist any other person, firm, corporation or enterprise in engaging or being engaged in, the development, processing, marketing, distribution or sale of any product of a kind actively being developed, processed, marketed, distributed or sold by the Company or any of its subsidiaries or affiliates (collectively, the "Dean Companies"), in any geographic area in which the Company or any of its subsidiaries or affiliates is engaged in such development, processing, marketing, distribution or selling (whether through production, calling on customers or prospective customers, or otherwise) at the end of the Consulting Term. During the Non-Compete Period, in the event that Executive engages in any of the foregoing activities, all benefits, consulting fees and other payments to which he would otherwise be entitled hereunder, other than the benefits provided in clauses (d), (j) and (k) of Section 1, shall forthwith cease. Executive further covenants and agrees that, during the Consulting Term and the Non-Compete Period, he shall not induce, attempt to induce, or in any way assist or act in concert with any other person, firm or entity in inducing or attempting to induce, any employee or agent of any of the Dean Companies to terminate his, her or its relationship with any of the Dean Companies. Nothing contained herein shall preclude Executive from owning less than 5% of any class of publicly-traded securities of any corporation.

             (b) Executive will not divulge, furnish or make accessible to anyone, otherwise than in the regular course of performance of his duties hereunder, or use for his benefit or for the benefit of any other person, firm, corporation or other entity, any trade secret, knowledge or other information with respect to the confidential or secret processes, plans, devices or materials of any of the Dean Companies.

             (c) All developments, processes, inventions, equipment or products, except those of a nature totally unrelated to those utilized by any of the Dean Companies, whether patentable or unpatentable, made, conceived or resulting from work done solely by Executive or jointly with Company employees or agents or acquired by him prior to the end of the Consulting Term shall be the sole property of the Dean Companies, irrespective of whether so made, conceived or resulting from work done, or acquired, during business hours or after business hours. Executive further agrees to execute all documents necessary to vest full and unencumbered title thereto in the Company and to do all things deemed necessary by the Company to obtain patent protection thereon in all countries or to maintain the same as trade secrets, if the Company so elects, at the Company's expense.

             (d) The provisions of this Section 4(b) and (c) shall survive the expiration or termination of this Agreement.

             (e) If under the circumstances existing at the time of enforcement of any of the provisions of this Section 4, the period, scope or area described therein shall be found or held to be unreasonable, the parties agree that the maximum period, scope or area reasonable under the circumstances shall be substituted for the stated period, scope or area.

     5. Tax Consequences. Executive expressly acknowledges and agrees that the payments to be made hereunder to him by the Company shall be taxed to him as items of ordinary income and that the Company will withhold from the payments to be made hereunder as may be required by applicable law.

     6. Relief for Breach. Executive recognizes and agrees that his covenants and undertakings contained herein relate to matters which, for purposes of this Agreement exclusively, are of a special and unique character and that a breach thereof by Executive will result in irreparable injury to the Company for which there is no adequate remedy at law. Executive, therefore, expressly agrees that if he shall at any time breach or in any manner violate any of the terms of this Agreement, the Company shall be entitled, at any time after any such breach, to immediately obtain in any court of competent jurisdiction injunctive relief against Executive (in addition to, and not in substitution for, any and all other relief to which the Company may be entitled either at law or in equity) prohibiting Executive from committing such breach or violation and compelling compliance by Executive with his obligations hereunder. Executive agrees that the Company shall be entitled to recover all costs of successfully enforcing any provision of this Agreement, including reasonable attorneys' fees. In the event of any breach or violation by Executive of any of his covenants herein, any applicable non-compete period set forth in Section 4 shall be extended automatically for a period equal to the period during which Executive committed such breach or violation. In addition, in the event Executive shall breach this Agreement in any manner, all benefits, consulting fees and other payments to which he would otherwise be entitled under this Agreement, other than the benefits provided in clauses (d), (j) and (k) of
Section 1, shall forthwith cease.

     7. Waiver and Release. In consideration of the benefits set forth above, Executive promises to waive and to release the Dean Companies from liability for all rights and claims, whether or not they are presently known to exist, that Executive has against the Dean Companies relating in any way to his employment or separation from employment. For the purposes of this waiver and release, the Dean Companies should be understood to also include all present and former directors, shareholders, employees and agents of the Dean Companies. It also means successors and assigns of the Dean Companies.

     The rights and claims which Executive waives and releases in this Agreement, include, to every extent allowed by law, those arising under the Employee Retirement Income Security Act of 1974, the Civil Rights Acts of 1866, 1871 and 1964, the Rehabilitation Act of 1973, and the Age Discrimination in Employment Act of 1967, as amended by the Older Worker's Benefit Protection Act of 1990. This is not a complete list, and Executive waives and releases all similar rights and claims under all other federal, state and local discrimination provisions and all other statutory and common law causes of action relating in any way to his employment or separation from employment.

     The Company and Executive each agree that they shall not undertake or make any disparaging conduct or derogatory statements concerning the other.
Further, the terms and the amounts of the benefits shall remain confidential and shall not be disclosed by Executive to anyone other than his spouse, financial advisor and attorney, provided they agree to nondisclosure.

     8. Personal Services; Assignment.

     (a) Executive shall perform all consulting services as an independent contractor and not as an employee of the Company. All payments of consulting fees to Executive hereunder shall be made to him in person or upon his personal receipt or endorsement, and shall not be grantable, transferable or otherwise assignable in anticipation of payment thereof, in whole or in part, by his voluntary or involuntary act, or by operation of law, and shall not be liable or taken for any obligation to him; it being intended that no right to any such payment shall occur until the conditions prescribed herein with respect thereto shall have been complied with.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors and assigns, and all persons entitled to benefits hereunder; provided, however, that Executive may not delegate any of his duties hereunder.

     9. No Collateral. The rights of Executive under this Agreement shall be solely those of an unsecured creditor of the Company.

     10. Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof and may not be amended, modified or supplemented in any respect except by a subsequent written agreement duly executed by Executive and the CEO of the Company. Executive expressly agrees that the provisions of this Agreement supersede and replace completely as of the date hereof all agreements relating to his compensation from any of the Dean Companies.

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



     11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received or made if mailed by United States registered or express mail, postage paid, return receipt requested, addressed as follows:

                    If to Executive, to:

                    Thomas L. Rose

                    If to the Company, to:

                    Dean Foods Company
                    3600 North River Road
                    Franklin Park, Illinois 60131
                    Attention:  Chief Executive Officer

or if delivered in person to either Executive or the CEO of the Company or to such other person or such other address as either party may hereunder designate by written notice to the other party. Each such communication shall be deemed to have been given and received as of the opening of business on the second business day after so mailed or at the time of delivery if delivered in person.

     12. Governing Law. The provisions of this Agreement shall be construed according to the laws of the State of Illinois, and the invalidity or unenforceability of any paragraph or portion of this Agreement shall not affect the remaining parts hereof.

     13. Construction. The language used herein shall be deemed to be the language chosen by all parties to express their mutual understanding with respect to the subject matter of this Agreement and no rule of strict construction shall apply to any term or provision hereof.

     14. Purchasing Power Not Guaranteed. Except as otherwise specifically provided herein, the monetary amounts payable pursuant to this Agreement have been negotiated between the parties, who have taken into account the possible effects of inflation and have specifically agreed that no adjustments of the amounts referred to herein shall be required at any time for any reason, including without limitation depreciation in the purchasing power of the dollar.


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


     IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement as of the date first above written.




/s/ Thomas L. Rose                   DEAN FOODS COMPANY
-----------------------------
Thomas L. Rose


                                     By:  /s/ Howard M. Dean
                                          ----------------------------

                                     Its: Chairman & CEO
                                          ----------------------------

                                                                     Exhibit A


                 AMENDMENT TO INCENTIVE STOCK OPTION AGREEMENTS


     This Amendment is made and entered into as of December ___, 1996 by and between DEAN FOODS COMPANY, a Delaware corporation (the "Company"), and THOMAS
L. ROSE ("Executive").

     WHEREAS, the Company, pursuant to authorization of the Compensation Committee of its Board of Directors, and Executive desire to amend all existing incentive stock option agreements (collectively, the "ISO Agreements") between the Company and Executive in the manner set forth herein.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto amend each of the ISO Agreements as follows:

1. The first sentence of paragraph 1 of each ISO Agreement is amended by reducing the aggregate number of Option Shares (as such term is defined in such ISO Agreement) by 20%, provided that any fraction resulting from such reduction is rounded up to the next higher whole number of Option Shares.

2. The second sentence of paragraph 1 of each ISO Agreement is deleted in its entirety and the following sentence is inserted in its place: "Your option is not intended to be, and will not be treated as, an 'incentive stock option' as such term is defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the 'Code')."

3. Paragraph 3 of each ISO Agreement is deleted in its entirety and the following is inserted in its place:

      "3. Your option will be exerciseable immediately as to all of the Option Shares."

      Except as otherwise provided in paragraph 4 hereof, your option will expire on the second business day immediately following the tenth anniversary of the Grant Date.

      Each time you wish to exercise your option to purchase Option Shares, you must give the Company written notice of exercise (attention Secretary), which notice must specify the number of full Option Shares to be purchased and the purchase price to be paid therefor. You may exercise your option with respect to all or any part of the Option Shares, but you may not exercise your option as to a fraction of a full share. Your written notice of exercise must be accompanied by payment in full of the purchase price, in the form of cash or a check, bank draft or money order payable to the order of the Company or shares of Company Common Stock already owned by you (valued at the fair market value thereof on the date of exercise) or a combination thereof. If you are a member of the Board or an officer of the Company at the time of exercise, your written notice of exercise must also be accompanied by your signed election pursuant to
      Section 83(b) of the Code (on a form acceptable to the Company) to include in your gross income for your tax year in which the exercise occurs the excess of the fair market value (at the time of exercise) of the Option Shares to be purchased over the purchase price to be paid therefor. Fair market value for all purposes of this Agreement will be determined by the Committee."

4. Subparagraph 4(a) of each ISO Agreement is deleted in its entirety and replaced with the following:

      "4.(a) Except as hereinafter set forth in this paragraph 4, if your employment with the Company terminates for any reason, your option may be exercised within five (5) years after the date of such termination (in the event of your death, by your estate or by the person who acquired the right to exercise your option by bequest or inheritance or by reason of the laws of descent and distribution), but not beyond the second business day immediately following the tenth anniversary of the Grant Date."

5. Paragraph 5 of each ISO Agreement is deleted in its entirety and replaced with the following:

      "5. Promptly after an effective exercise of your option in whole or in part, the Company will make a cash payment to you equal to the percentage determined as provided below of the excess of the fair market value (at the time of the option exercise) of the Option Shares as to which you are then exercising your option over their option price. The percentage referred to above will be determined by (a) dividing (i) the Tax Rate derived from the federal income tax rates in effect for your tax year in which the option exercise occurs by (ii) the quantity one minus such Tax Rate, and (b) multiplying the result by 100; subject to the limitation that such percentage may not exceed 100%. The Tax Rate, for such purpose, will be the total (expressed as a decimal) of your individual state income tax rate (reduced by any federal income tax deduction therefor) plus the maximum marginal federal income tax rate for individuals such that there does not exist a lower marginal federal income tax rate which would be applicable if adjusted gross income or taxable income were increased, disregarding any alternative minimum tax or other alternative or add-on tax based on tax preference items."

6. Paragraph 7 of each ISO Agreement is deleted in its entirety and replaced with the following:

      "7. In the event of any Change of Control prior to the expiration of your option, you may, at any time during the 90 days following such event (but not after the expiration of your option), in lieu of exercising your option, surrender your option to the Company and receive therefor a cash payment equal to the sum of:

             (a) an amount equal to the excess of (i) the highest aggregate fair market value, during the period beginning 30 days before and ending 30 days after such event, of the Option Shares as to which your option is surrendered, over (ii) the option price of such Options Shares, plus

             (b) the percentage of the amount set forth in (a) above determined as provided in paragraph 5 hereof based on the federal income tax rates in effect for your tax year in which the surrender occurs, subject to the limitation that such percentage may not exceed 100%.

      If you wish to so surrender your option, you must give the Company written notice of surrender (attention Secretary), which notice must specify the number of Option Shares which then remain subject to your option. A "Change of Control" will be deemed to have occurred if: (i) there is a change in control of the Company that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) any person or entity (which includes any "group" as such term is used in Section 13(d)(3) of the Exchange Act) is, directly or indirectly, the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (computed as described in such Rule); or
      (iii) a majority of the members of any class of directors of the Company are persons who were neither nominated by the Board for election by the stockholders nor elected by the Board to fill vacancy(ies) on the Board; or (iv) the Company (or any substantial portion of its assets) is combined with or acquired by another person or other entity; provided, however, that (v) no "Change of Control" shall be deemed to have occurred with respect to any transaction (or series of transactions) which shall have been approved in advance by a majority of the Board, exclusive of members who are employed by or otherwise affiliated with the person or other entity seeking to effect the Change of Control; (vi) a "Change of Control" shall not include any acquisition of voting stock by any underwriting syndicate or underwriter for so long as such syndicate or underwriter holds the voting stock for distribution to the public pursuant to an underwriting agreement between the Company and such syndicate or underwriter; and (vii) a "Change of Control" shall not include any acquisition by any defined contribution plan which is qualified pursuant to the applicable provisions of the Code and is maintained for the benefit of the employees of the Company and/or its subsidiaries."

     Except as otherwise provided herein, each of the ISO Agreements shall remain in full force and effect unamended.

     IN WITNESS WHEREOF, the undersigned have hereunto executed this Amendment as of the date first above written.


                                        DEAN FOODS COMPANY





       _______________________________  By:   _________________________
       Thomas L. Rose
                                        Its:  _________________________

[DEAN FOODS LETTERHEAD]                                         Exhibit B


                              AMENDED AND RESTATED

                      NON-QUALIFIED STOCK OPTION AGREEMENT


                                                [Grant Date]
[Name]
[Address]
[City, State]

Dear [Name]:

     I am pleased to advise you that on [Grant Date], (the "Grant Date"), the Committee for the Company's 1989 Stock Awards Plan (which Plan, as the same may hereafter be amended from time to time, is referred to as the "Plan") granted the following option, effective and speaking as of the Grant Date:

     1. You are hereby granted the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of shares of the Company's Common Stock, par value $1 per share (herein the "Option Shares") at a purchase price of $______ per Option Share. Your option is not intended to be, and will not be treated as, an "incentive stock option" as such term is defined in
          Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code").
     2. Your option is irrevocable and is intended to conform in all respects with the Plan as presently written. Inconsistencies between your option and the Plan will be resolved according to the terms of the Plan, a copy of which has been supplied to you.
     3. Your option will be exercisable immediately as to all of the Option Shares. Except as otherwise provided in paragraph 4 hereof, your option will expire on the tenth anniversary of the Grant Date.

              Each time you wish to exercise your option to purchase Option Shares, you must give the Company written notice of exercise (attention Secretary), which notice must specify the number of full Option Shares to be purchased and the purchase price to be paid therefor. You may exercise your option with respect to all or any part of the Option Shares as to which your option has become exercisable, but you may not exercise your option as to a fraction of a full share. Your written notice of exercise must be accompanied by payment in full of the purchase price, in the form of cash or a check, bank draft or money order payable to the order of the Company or shares of Company Common Stock already owned by you (valued at the fair market value thereof on the date of exercise) or a combination thereof. If you are a member of the Board or an officer of the Company at the time of exercise, your written notice of exercise must also be accompanied by your signed election pursuant to Section 83(b) of the Code (on a form acceptable to the Company) to include in your gross income for your tax year in which the exercise occurs the excess of the fair market value (at the time of exercise) of the Option Shares to be purchased over the purchase price to be paid therefor. Fair market value for all purposes of this Agreement will be determined by the Committee.
     4. (a) Except as hereinafter set forth in this paragraph, if your employment with the Company terminates because of your death or disability or terminates for any other reason after you have reached age sixty, your option must be exercised within five (5) years after the date of such termination (in the event of your death, by your estate or by the person who acquired the right to exercise your option by bequest or inheritance or by reason of the laws of descent and distribution), to the extent to which your option is exercisable at the date of such termination, but not beyond the tenth anniversary of the Grant Date. If at any time you take an authorized leave of absence, the Committee may (but need not) determine that for this purpose you will be deemed to continue in the Company's or a subsidiary's employment.
          (b) You may not under any circumstances exercise your option following termination of employment if you are discharged because of fraud, embezzlement, insubordination or other misconduct seriously detrimental to the Company or any subsidiary of the Company. The determination of whether or not you have been discharged for any of the reasons specified in the preceding sentence will be made by the Committee, and the Committee's determination will be binding and conclusive on the Company and you.
          (c) In any event, if you are a member of the Board or an officer of the Company, your option may not be exercised during the first six months after it is granted, except in the event of your death or disability prior to the expiration of such six-month period.
     5. Promptly after an effective exercise of your option in whole or in part, the Company will make a cash payment to you equal to the percentage determined as provided below of the excess of the fair market value (at the time of the option exercise) of the Option Shares as to which you are then exercising your option over their option price. The percentage referred to above will be determined by
          (a) dividing (i) the Tax Rate derived from the federal income tax rates in effect for your tax year in which the option exercise occurs by (ii) the quantity one minus such Tax Rate, and (b) multiplying the result by 100; subject to the limitation that such percentage may not exceed 100%. The Tax Rate, for such purpose, will be the total (expressed as a decimal) of your individual state income tax rate (reduced by any federal income tax deduction therefor) plus the maximum marginal federal income tax rate for individuals such that there does not exist a lower marginal federal income tax rate which would be applicable if adjusted gross income or taxable income were increased, disregarding any alternative minimum tax or other alternative or add-on tax based on tax preference items.
     6. Exercise of your option may be suspended if the Board of Directors or the Committee determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Board of Directors or the Committee.
     7. In the event of any Change of Control prior to the expiration of your option, you may, at any time during the 90 days following such event (but not after the expiration of your option), in lieu of exercising your option, surrender your option to the Company and receive therefor a cash payment equal to the sum of:
          (a) an amount equal to the excess of (i) the highest aggregate fair market value, during the period beginning 30 days before and ending 30 days after such event, of the Option Shares as to which your option is surrendered, over (ii) the option price of such Option Shares, plus
          (b) the percentage of the amount set forth in (a) above determined as provided in paragraph 5 hereof based on the federal income tax rates in effect for your tax year in which the surrender occurs, subject to the limitation that such percentage may not exceed 100%.
               If you wish to so surrender your option, you must give the Company written notice of surrender (attention Secretary), which notice must specify the number of Option Shares which then remain subject to your option. A "Change of Control" will be deemed to have occurred if: (i) there is a change in control of the Company that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) any person or entity (which includes any "group" as such term is used in Section 13(d)(3) of the Exchange Act) is, directly or indirectly, the "beneficial owner" (as such term is used in Rule 13d-3 under the

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

          Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (computed as described in such Rule); or (iii) a majority of the members of any class of directors of the Company are persons who were neither nominated by the Board for election by the stockholders nor elected by the Board to fill vacancy(ies) on the Board; or (iv) the Company (or any substantial portion of its assets) is combined with or acquired by another person or other entity; provided, however, that (v) no "Change of Control" shall be deemed to have occurred with respect to any transaction (or series of transactions) which shall have been approved in advance by a majority of the Board, exclusive of members who are employed by or otherwise affiliated with the person or other entity seeking to effect the Change of Control; (vi) a "Change of Control" shall not include any acquisition of voting stock by any underwriting syndicate or underwriter for so long as such syndicate or underwriter holds the voting stock for distribution to the public pursuant to an underwriting agreement between the Company and such syndicate or underwriter; and (vii) a "Change of Control" shall not include any acquisition by any defined contribution plan which is qualified pursuant to the applicable provisions of the Code and is maintained for the benefit of the employees of the Company and/or its subsidiaries.
     8. The issuance of Company Common Stock to you in the event you exercise your option has been registered by the Company under the Securities Act of 1933 on the Company's Form S-8 Registration Statement, No. 33-33775 (the "Registration Statement"). By executing this Agreement, you acknowledge that you have received a copy of the Company's Prospectus dated March 28, 1990 (including the Appendix thereto giving information as of May 24, 1991), which is a part of the Registration Statement, and a copy of the Company's Annual Report to its stockholders for the year ended May __, 199_. By executing this Agreement you agree that you will not reoffer, resell or otherwise dispose of any Option Shares in any manner which would violate the Securities Act of 1933 or any other federal or state securities law, and further agree to reimburse the Company for any loss, damage or expense of any kind which it may suffer by reason of any breach at any time of such agreement, including but not limited to any liabilities which the Company may have under the Securities Act of 1933 or any other federal or state securities law. You hereby agree that the Company will have no obligation to you to keep effective or current its existing Registration Statement, or to file or keep effective or current any additional registration statement concerning any Option Shares.
     9. (a) In the event of any reorganization, recapitalization, reclassification, merger, consolidation, or sale of all or substantially all of the Company's assets followed by liquidation, which is effected in such a way that holders of the Company's Common Stock are entitled to receive securities or other assets with respect to or in exchange for the Company's Common Stock (an "Organic Change"), the Committee shall make appropriate changes to insure that your option thereafter represents the right to acquire, in lieu of or in addition to the shares of the Company's Common Stock immediately theretofore acquirable upon exercise, such securities or assets as may be issued or payable with respect to or in exchange for an equivalent number of shares of the Company's Common Stock; and in the event of any stock dividend, stock split or combination of shares, the Board of Directors shall make appropriate changes in the number of shares authorized by the Plan to be delivered thereafter, and the Committee shall make appropriate changes in the number of shares covered by your option and the exercise price specified herein (and in the event of a spinoff, the Committee may make similar changes), in order to prevent the dilution or enlargement of your option rights. However, no right to purchase or receive a fraction of a share shall be created; and if, as a result of any such change, a fractional share would result or the right to purchase or receive the same would result, the number of shares in question shall be decreased to the next lower whole number of shares.
          (b) As used in this Agreement, the term "Option Shares" includes, in addition to the shares described in the first paragraph hereof as the shares subject to your option, any other shares or other securities which may be issued as a result of subparagraph (a).
     10. Your option will not be assignable or transferable by you other than by will or by the laws of descent and distribution, and during your lifetime will be exercisable only by you or your legal representative.
     11. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company in care of its Secretary at 3600 North River Road, Franklin Park, Illinois 60131, and any notice to be given to you will be addressed to you at the address given beneath your signature hereto, or at such other address as you may direct in writing. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.
     12. The Company may withhold from any amount owed to you by the Company (or may require a subsidiary or other Affiliate [as defined in the Plan] to withhold from any amount owed to you by it and remit to the Company), or may require you to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any shares to be issued by the Company upon the exercise of your option and/or any payment to be made by the Company upon exercise or surrender of your option, and the Committee may defer the issuance of such shares and/or the making of such payment unless indemnified to its satisfaction.

     13. Nothing in this Agreement confers any right on you to continue in the employ of the Company or any subsidiary or other Affiliate or affects in any way the right of the Company or any subsidiary or other Affiliate, as the case may be, to terminate your employment at any time.
     14. This Agreement will be binding upon and inure to the benefit of any successor or successors of the Company.
     In order to evidence the grant of your option, please execute the extra copy of this Agreement in the space provided and return the same to the Company, whereupon this Agreement will constitute a binding option agreement between us.

                                          Very truly yours,
                                          DEAN FOODS COMPANY

                                          By_________________________
                                            Howard M. Dean, Chairman

     The undersigned hereby acknowledges that the undersigned has carefully read all of the provisions in this Agreement, including, without limitation, the provision of paragraph 8 hereof regarding the effect of the undersigned's execution of this Agreement. The undersigned hereby agrees to be bound by all provisions set forth in this Agreement and the Plan.


                           NAME:  _____________________________________

                        ADDRESS:  _____________________________________

                                  _____________________________________

              SOCIAL SECURITY #:  _____________________________________

                          DATED:  _____________________________________


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